UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2006

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Lomas Santa Fe, Suite 210
Solana Beach, California 92075
(Address of Principal Executive Offices) (Zip Code)

(858) 793-8840
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A is being filed to amend and supplement the Form 8-K that we filed on April 20, 2006 (the “Form 8-K”) in order to: (i) clarify that it was our registered independent public accounting firm that first notified us of the issues addressed in the Form 8-K; and (ii) to attach as an exhibit to the Form 8-K a letter from our registered independent public accounting firm addressed to the Securities and Exchange Commission pursuant to the requirements of Item 4.02(c) of Form 8-K.

Item 2.01 Results of Operations and Financial Condition.

On April 14, 2006, Genius Products, Inc. (the “Company”) was notified by Singer Lewak Greenbaum & Goldstein, LLP (“Singer Lewak”), the Company’s independent registered public accounting firm, that it was Singer Lewak’s determination that it was necessary to restate the Company’s unaudited consolidated financial statements and other financial information at and for the quarters ended June 30, and September 30, 2005. On April 15, 2006, the Audit Committee of the Board of Directors of the Company determined that it agreed with Singer Lewak’s determination. The restatement relates to the correction of the Company’s accounting treatment in four primary areas, discussed further below under Item 4.02, which discussion is incorporated by reference herein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 14, 2006, the Company was notified by Singer Lewak that it was Singer Lewak’s determination that it was necessary to restate the Company’s unaudited consolidated financial statements and other financial information at and for the quarters ended June 30, and September 30, 2005. On April 15, 2006, the Audit Committee of the Board of Directors of the Company determined that it agreed with Singer Lewak’s recommendation. The restatement relates to the following correction of errors:

1. The Company revised theatrical revenue to decrease the amount recognized during the three months September 30, 2005. The total adjustment required to decrease theatrical revenue to its proper amount was $251,603 for the three months ended September 30, 2005. This adjustment was necessary because the Company had accrued this amount of revenue for the three months ended June 30, 2005 for film rental earned but not billed during that period and, therefore, overstated theatrical revenue by this amount in the three months ended September 30, 2005. The correct accounting treatment is to reverse this accrual during the three months ended September 30, 2005 to properly state theatrical revenue.

2. The Company revised royalty revenue to increase the amount recognized during the three months ended June 30, 2005. The total adjustment required to increase revenue to its proper amount was $90,000 for the three months ended June 30, 2005. The Company completed a sale of a title in its film library to a third-party licensee on May 2, 2005. At the time of the sale the rights to these titles were not available and, therefore, the Company recorded the sale as unearned revenue. When the rights to these titles became available during the three months ended June 30, 2005, the Company did not recognize the revenue from the sale. The correct accounting treatment is to recognize the revenue when the rights become available.

3. The Company revised royalty expense to increase the amount recognized during the three month periods ending June 30, 2005 and September 30, 2005. The total adjustments required to increase royalty expense to its proper amount was $416,148 and $74,311 for the three month periods ending June 30, 2005 and September 30, 2005, respectively. These adjustments were necessary because the Company had recorded these amounts as assets as of June 30, 2005 and September 30, 2005. The correct accounting treatment is to record these amounts as royalties expense during the respective three month periods.

4. The Company revised production cost amortization expense to increase the amount recognized during the three month periods ending June 30, 2005 and September 30, 2005. The total adjustments required to increase production costs amortization expense to its proper amount was $63,547 and $41,474 for the three month periods ending June 30, 2005 and September 30, 2005, respectively. These adjustments were necessary because the Company had recorded these amounts as assets as of June 30, 2005 and September 30, 2005 when the amounts should have been expensed under SOP 00-2. The correct accounting treatment is to record these amounts as expense during the respective three month periods.

The Company plans to file amended Form 10-Qs for the quarters ended June 30, 2005 and September 30, 2005. Until this is completed, the financial information contained in the reports previously filed with the Securities and Exchange Commission for these periods should not be relied upon.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on April 17, 2006 reflects the above noted restatements. The Company’s management discussed with Singer Lewak the matters disclosed in this filing. A copy of a letter from Singer Lewak regarding this filing, as required by Item 4.02(c), is attached to this Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter dated April 27, 2006 from Singer Lewak Greenbaum & Goldstein, LLP addressed to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: April 27, 2006	By:	/s/ John P. Mueller

John P. Mueller Chief Financial Officer

Index to Exhibits

Exhibit	Description

99.1	Letter dated April 27, 2006 from Singer Lewak Greenbaum & Goldstein, LLP addressed to the Securities and Exchange Commission.